EXHIBIT 99.4

OCWEN FINANCIAL CORPORATION
AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined statement of operations which combines the consolidated results of operations of Ocwen Financial Corporation (Ocwen), the combined results of operations of Litton Loan Servicing Business and related pro forma adjustments, and the combined consolidated results of operations of HomEq Servicing and related pro forma adjustments for the year ended December 31, 2010, and are presented as if the acquisitions of both Litton Loan Servicing Business and HomEq Servicing occurred on January 1, 2010.

The historical consolidated financial information of Ocwen and historical combined financial information of Litton Loan Servicing Business and HomEq Servicing have been adjusted in the unaudited pro forma combined statement of operations to give effect to pro forma events that are (1) directly attributable to Litton Loan Servicing Business and HomEq Servicing, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma combined statement of operations should be read in conjunction with the:

●	Historical audited consolidated financial statements for the year ended December 31, 2010 and the related notes of Ocwen included in its Annual Report on Form 10-K; and

●	Historical unaudited pro forma combined statement of operations of Ocwen related to the acquisition of Litton Loan Servicing Business for the year ended December 31, 2010 attached as Exhibit 99.2.

●	Historical unaudited pro forma combined consolidated statement of operations of Ocwen related to the acquisition of HomEq Servicing for the year ended December 31, 2010 attached as Exhibit 99.3.

The unaudited pro forma combined statement of operations is provided for informational purposes only and is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had Litton Loan Servicing Business or HomEq Servicing been completed as of the date indicated because of differences in servicing practices and cost structure between Ocwen, Litton Loan Servicing Business and HomEq Servicing. In addition, the unaudited pro forma combined statement of operations does not purport to project the future operating results of Ocwen, Litton Loan Servicing Business and HomEq Servicing combined nor does it reflect expected realization of any cost savings associated with Litton Loan Servicing Business or HomEq Servicing.

The unaudited pro forma combined statement of operations has been prepared using the acquisition method of accounting which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. We believe that the fair values assigned to the assets acquired and liabilities assumed, as reflected in the pro-forma financial statements, are based on reasonable assumptions. Ocwen’s judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the results of operations.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(Dollars in thousands, except share data)

	Ocwen Historical	Litton Loan Servicing Business Historical (1)	HomEq Servicing Pro Forma Historical (2)	Litton Loan Servicng Business Pro Forma Adjustments	HomEq Servicing Pro Forma Adjustments	Ocwen Pro Forma
Revenue
Servicing and subservicing fees	$321,699	$235,379	$106,422	$36,961	$(14,069)	$686,392
Change in fair value of interest-only securities	—	(8,338)	—	8,338	—	—
Process management fees	33,704	—	—	—	—	33,704
Other revenues	4,978	6,396	5,814	(6,396)	—	10,792
Total revenue	360,381	233,437	112,236	38,903	(14,069)	730,888

Operating expenses
Compensation and benefits	87,644	132,211	58,211	1,456	(20,727)	258,795
Amortization of servicing rights	31,455	—	6,876	25,334	6,890	70,555
Servicing and origination	6,851	15,082	2,542	27,845	—	52,320
Technology and communications	25,644	—	2,793	21,044	—	49,481
Professional services	42,837	—	7,087	26,477	(3,964)	72,437
Occupancy and equipment	32,924	—	10,685	27,803	(4,517)	66,895
Provision for losses on servicing advances	—	33,734	—	(33,734)	—	—
Goodwill impairment	—	154,065	—	—	—	154,065
General and administrative expenses	—	74,135	—	(74,135)	—	—
Other operating expenses	9,119	—	4,754	4,777	—	18,650
Total operating expense	236,474	409,227	92,948	26,867	(22,318)	743,198

Income (loss) from operations	123,907	(175,790)	19,288	12,036	8,249	(12,310)

Other income (expense)
Interest income	10,859	13,433	150	—	—	24,442
Interest expense	(85,923)	(34,598)	(5,839)	(78,587)	(43,766)	(248,713)
Loss on trading securities	(7,968)	—	—	—	—	(7,968)
Loss on loans held for resale, net	(5,865)	—	—	—	—	(5,865)
Equity in earnings of unconsolidated entities	1,371	—	—	—	—	1,371
Change in mortgage servicing rights at fair value	—	—	(1,779)	—	1,779
Other, net	2,773	—	1,060	—	—	3,833
Other income (expense), net	(84,753)	(21,165)	(6,408)	(78,587)	(41,987)	(232,900)

Income (loss) from continuing operations before income taxes	39,154	(196,955)	12,880	(66,551)	(33,738)	(245,210)
Income tax expense (benefit)	5,545	(68,854)	6,788	(24,038)	(12,186)	(92,745)
Income (loss) from continuing operations	33,609	(128,101)	6,092	(42,513)	(21,552)	(152,465)
Net income attributable to non-controlling interest in subsidiaries	(8)	—	—	—	—	(8)
Income (loss) from continuing operations attributable to Ocwen Financial Corporation	$33,601	$(128,101)	$6,092	$(42,513)	$(21,552)	$(152,473)

Basic earnings (loss) per share
Income (loss) from continuing operations attributable to Ocwen Financial Corporation	$0.34					$(1.52)

Diluted earnings (loss) per share
Income (loss) from continuing operations attributable to Ocwen Financial Corporation	$0.32					$(1.52)

Weighted average common shares outstanding
Basic	100,273,121					100,273,121
Diluted	107,483,015					100,273,121

(1)	Historical combined results of operations are for the year ended December 31, 2010.
(2)	Historical combined consolidated results of operations are for the eight months ended August 31, 2010.